Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into on December 18, 2015 (the “Agreement Date”), by and between Technical Consumer Products, Inc., a Delaware corporation (“TCP”), as the employer, and Mr. K.R. “Kaj” den Daas (“Executive”), as the employee, reflecting an effective employment date of July 2, 2015 (the “Effective Date”). TCP and Executive are referred to collectively in this Agreement as the “Parties” and individually as a “Party”. TCP International Holdings Ltd., the parent company of TCP, is referred to as “TCP International” in this Agreement, and has executed this Agreement solely for purposes of agreeing to its obligations under Section 5(b).

RECITALS

TCP has agreed to employ Executive and Executive has agreed to accept such employment, subject to the terms and conditions set forth herein.

Executive represents that he is not bound by any agreement or other restriction which would be violated in any way by his employment with TCP, and further agrees that he will not use or disclose any confidential or other protected information belonging to any third party in the course of his employment with TCP.

Therefore, in consideration of the promises and the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree to enter into this Agreement as follows:

1. Position and Duties.

(a) TCP hereby employs Executive as its Chief Executive Officer and Executive agrees to serve TCP as such upon the terms and conditions hereof. Further, Executive will also serve as Chief Executive Officer of TCP International upon the terms and conditions hereof.

(b) Executive shall report to the Board of Directors of TCP International (the “Board”), and Executive’s primary responsibilities shall be as (i) Chief Executive Officer of TCP and TCP International and (ii) such other duties as assigned by the Board as are customary to persons in the same or similar capacity of an enterprise comparable to TCP and TCP International. Executive will be Chairman of TCP International’s executive team with responsibility for determining the long-term direction and goals of TCP and TCP International, and for developing strategies and tactics to meet those goals, along with all other duties, responsibilities, powers and reporting requirements as are reasonably required by the Board and that are customary for Executive’s positions.

(c) Executive agrees to devote all of Executive’s employment time and attention to the affairs of TCP and TCP International and use Executive’s best efforts to promote the business and interests of TCP and TCP International and that Executive will not engage, directly or indirectly, in any other occupation during the term of employment; it being acknowledged by the Parties that, absent a breach of Sections 5 or 6 of this Agreement, it will not be a violation of this Agreement for Executive to (i) engage in and serve such civic, community, charitable, educational or religious organizations as Executive may reasonably select and (ii) manage Executive’s personal, financial and legal affairs, so long as the activities in (i) and (ii) do not unreasonably interfere with the performance of Executive’s duties and obligations under this

Agreement. Executive further acknowledges and agrees that Executive owes a fiduciary duty of loyalty to TCP and TCP International, and agrees not to do any act intended to or reasonably likely to materially injure the business, interests, or reputation of TCP or any of its subsidiaries, parent corporations or affiliates. Executive represents and warrants to TCP that Executive is under no contractual commitments inconsistent with Executive’s duties and obligations set forth in this Agreement.

2. Term.

The term of employment hereunder shall have commenced on the Effective Date and shall continue for a period of two (2) years ending immediately prior to the second anniversary of the Effective Date (unless earlier terminated pursuant to any of Section 7 of this Agreement) (the “Initial Term”). Unless earlier terminated, the Initial Term may be extended (the “Extension”) for an additional one (1) year ending immediately prior to the third anniversary of the Effective Date (the “Optional Third Year”) upon the mutual written agreement (not later than 90 days prior to the last day of the Initial Term) of TCP and Executive, with revised compensation terms and provisions for Executive for the Optional Third Year, if any, as agreed to between Executive and TCP and memorialized in an amendment and restatement of this Agreement prior to the commencement of the Optional Third Year (the “Optional Third Year Agreement”). For purposes of the Agreement, the Initial Term plus any Optional Third Year is the “Agreement Term.”

3. Compensation and Benefits.

In consideration of, and in exchange for, the services to be provided by Executive, Executive shall receive the amounts and benefits set forth hereunder. All amounts received by Executive under this Agreement shall be calculated and paid in U.S. dollars.

(a) Base Salary. Executive’s annual base salary (the “Base Salary”) shall be $350,000 per year during the Initial Term, and then as agreed to between Executive and TCP in the Optional Third Year Agreement during the Optional Third Year, if any, which Base Salary will be payable in accordance with the payroll practices and procedures of TCP for executive-level and management-level employees as in effect from time to time. All amounts payable under this Section 3, including without limitation the Base Salary, shall be paid less all applicable taxes, social security payments and other items that TCP is required by law to withhold or deduct therefrom. The Base Salary may not be decreased (unless otherwise agreed to by Executive) during the Agreement Term. If any change to the Base Salary is made pursuant to this subsection (a), Executive’s new level of Base Salary shall be Executive’s Base Salary for purposes of this Agreement. $187,013, representing accrued but unpaid Base Salary through the Agreement Date will be paid by or on behalf of TCP in a lump sum promptly after the Agreement Date, but in no event later than December 31, 2015.

(b) Annual Bonus. During the Initial Term, Executive will not be eligible to receive an annual cash incentive compensation opportunity (“Annual Bonus”). Executive’s Annual Bonus for any Optional Third Year, if any, will be as agreed to between Executive and TCP in the Optional Third Year Agreement.

(c) Service-Based Restricted Share Unit Awards.

(i) As soon as reasonably practicable after the Agreement Date, subject to applicable law (and, if applicable, TCP International’s then-current equity plan), but not later than December 31, 2015, Executive will receive one or more service-based restricted share unit awards with respect to an aggregate of 400,000 Common Shares, par value CHF 1.00 per share (“Common Shares”), of TCP International (the “First-Year RSU Awards”), which First-Year RSU Awards may be granted either as inducement awards or under TCP International’s applicable equity plan, substantially upon the following terms and conditions: the First-Year RSU Awards will generally vest in full on the first anniversary of the Effective Date, subject to any earlier pro-rata vesting (based on Executive’s actual service to TCP International during the period from the Effective Date to the first anniversary of the Effective Date) or termination terms and conditions as may be specified in the award agreements for such First-Year RSU Awards (“First-Year Award Agreements”);

(ii) As soon as reasonably practicable on or after the first anniversary of the Effective Date, subject to applicable law (and, if applicable, TCP International’s then-current equity plan) and Executive’s continued service to TCP International under this Agreement through such date, but not later than July 15, 2016, Executive will receive one or more service-based restricted share unit awards with respect to an aggregate of 400,000 Common Shares (the “Second-Year RSU Awards” and, together with the First-Year RSU Awards, the “RSU Awards”). The Second-Year RSU Awards will be granted substantially upon the following terms and conditions:

(A) For purposes of the Second-Year RSU Awards, the “Maximum Value” for such awards will be the product of (1) 400,000 multiplied by (2) Fair Market Value (as defined in the TCP International Holdings Ltd. 2014 Omnibus Incentive Plan on the Agreement Date) on the date of grant of the Second-Year RSU Awards; and

(B) A number of Common Shares subject to the Second-Year RSU Awards (not to exceed 400,000) will generally vest on the second anniversary of the Effective Date as follows, subject to any earlier pro-rata vesting (based on Executive’s actual service to TCP International during the term of the RSU Award) or termination terms and conditions as may be specified in the award agreements for such Second-Year RSU Awards (“Second-Year Award Agreements”): the quotient of (1) the Maximum Value divided by (2) Fair Market Value (as defined in the TCP International Holdings Ltd. 2014 Omnibus Incentive Plan on the Agreement Date) on the second anniversary of the Effective Date;

(iii)(A) In the event of a change in control of TCP International (as defined in the Award Agreement) on or after the grant date for any RSU Award (but occurring during the Agreement Term), to the extent the RSU Award has not been forfeited or previously vested, the RSU Award will be subject to pro-rata vesting (based on Executive’s actual service to TCP International during the term of the RSU Award) unless a Replacement Award is provided to Executive to continue, assume or convert the RSU Award (the “Replaced Award”) into a replacement award. An RSU Award that so vests in accordance with this Section 3(c)(iii)(A) will be paid under the terms of the Award Agreement for such RSU Award.

(B) For purposes of Section 3(c)(iii)(A), a “Replacement Award” means an award (1) of service-based restricted share units, (2) that has a value at least equal to the value of the Replaced Award, (3) that relates to publicly traded equity securities of TCP International or its successor in the Change in Control (or another entity that is affiliated with TCP International or its successor following the Change in Control) (the “Successor”), (4) the tax consequences of which, under the Code, if Grantee is subject to U.S. federal income tax under the Internal Revenue Code of 1986, as amended, are not less favorable to Executive than the tax consequences of the Replaced Award, (5) that vests on a pro-rata basis (based on Executive’s actual service) upon a termination of Executive’s employment with the Successor for Good Reason by Executive or without Cause by such employer within a period of two years after the Change in Control, and (6) the other terms and conditions of which are not less favorable to Executive than the terms and conditions of the

Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it conforms to the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) or otherwise does not result in the Replaced Award or Replacement Award failing to comply with Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 3(c)(iii)(B) are satisfied will be made by the Compensation Committee of the Board, as constituted immediately before the Change in Control, in its reasonable discretion.

(C) If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding portion of such Replacement Award which at the time of a Change in Control is not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested on a pro-rata basis (based on Executive’s actual service to the Company and the Successor) at the time of such Change in Control and will be paid as provided for in the Award Agreement for such RSU Award.

Subject to applicable law, the remaining terms and conditions for any RSU Award will be set forth in any applicable equity plan and/or the Award Agreement, as such Award Agreement is approved by the Compensation Committee of the Board and promptly delivered to Executive.

(d) Other Equity Incentives. Executive shall be eligible for such other equity-based awards, if any, as may be commensurate with Executive’s position and performance, if, when and as determined by the Board in its discretion. Any such award shall be subject to all terms determined by the Board or, if applicable, as set forth in any applicable equity plan or award agreement.

(e) Clawback. If any of TCP’s or TCP International’s financial statements (or other applicable financial statements of affiliates of TCP or TCP International) are restated, resulting from errors, omission, or fraud, the Board may (in its sole discretion, but acting in good faith, and subject to applicable law) direct that TCP or TCP International, as the case may be, recover all or a portion of any Annual Bonus or other incentive compensation (including equity-related awards) made to Executive with respect to any fiscal year the financial results of which are negatively affected by such statement. This right also applies in other cases of any such incentive compensation having been made to Executive on the basis of incorrect financial or other data. Notwithstanding anything in this Agreement to the contrary, Executive acknowledges and agrees that this Agreement and the compensation and benefits described herein will be subject to the terms and conditions of any clawback policy that may be adopted and implemented by TCP or TCP International from time to time specifically to implement Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Shares may be traded) (the “Compensation Recovery Policy”), and that this Agreement shall be deemed subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof.

(f) Relocation Benefits. In addition to any benefits under the standard relocation policies of TCP and TCP International, Executive shall be entitled during the Agreement Term to reimbursement of all amounts incurred for relocation to the Aurora, Ohio area upon presentation of receipts (but such reimbursement shall be limited in all cases to $62,500).

(g) Housing Allowance. During the Agreement Term, TCP will pay Executive a monthly housing allowance of $4,000 on each monthly payroll date.

(h) Company Automobile. During the Agreement Term, TCP will provide Executive with use of an Audi A3 (or reasonably comparable) automobile, promptly replacing such automobile upon the earlier of when it becomes four years old or reaches 100,000 miles.

4. Other Benefits.

During the Agreement Term and for services rendered hereunder, Executive shall also be entitled to receive all other benefits which are, and may be in the future, generally available to TCP or TCP International full-time employees and members of TCP’s or TCP International’s executive team, subject to eligibility and other applicable requirements, which benefits may include:

(a) Group Insurance. Group insurance programs as in effect from time to time, with normal benefits and contributions to apply, including health, dental, vision, disability, and life (including family coverage) as applicable.

(b) Retirement Plans. Any qualified pension or profit sharing plan established by TCP or TCP International and any other benefit plans or programs established by TCP or TCP International as in effect from time to time.

(c) Other Benefits. Annual vacation (of not less than four weeks per year), paid holidays, sick leave, long-term disability policies of insurance, and other similar benefits as provided from time to time by TCP or TCP International to TCP’s executive team.

(d) Reimbursement of Business Related Expenses. Prompt reimbursement for reasonable expenses incurred by Executive in performing services hereunder during the Agreement Term, in accordance with the policies and procedures then in effect and established by TCP for its employees.

(e) Key Man Insurance. Executive agrees that TCP or TCP International may at any time and for their own benefit, apply for and take out life, health, accident, and/or other insurance covering Executive either independently or together with others in any amount which they deem to be in their best interests and TCP or TCP International may maintain any existing insurance policies on the life of Executive owned by them. TCP or TCP International, as applicable, shall own all rights in any such insurance policies and in the cash values and proceeds thereof and, except as otherwise provided in writing, Executive shall not have any right, title or interest therein. Executive agrees to assist TCP or TCP International, at their expense, in obtaining any such insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as may be required by insurers.

(f) Other. Notwithstanding the foregoing, TCP and TCP International may, in its discretion, at any time and from time to time, change or revoke any of its employee or executive benefits plans, programs or policies and Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies, but shall be entitled to participate in any such plans, programs or policies on the same basis and terms as are applicable to all senior executives of TCP generally.

5. Restrictive Covenants.

(a) Non-Competition; Non-Solicitation. The Parties hereto recognize that Executive’s services are unique and the restrictive covenants on Executive set forth in this Section 5 are essential to protect the business (including trade secret and other confidential information disclosed by TCP or TCP International to, or learned or developed by, Executive during the course of employment by TCP) and good will of TCP.

As part of the consideration for the compensation and benefits to be paid to Executive hereunder, Executive agrees that during the Agreement Term, or if later, through the date Executive ceases to be employed by TCP, and for a period of one (1) year thereafter (the “Covenant Period”), Executive shall not:

(i) Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, limited liability company, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business that is reasonably engaged in, or otherwise reasonably competes with, the business of TCP or any of TCP International’s affiliates or subsidiaries (A) as conducted during the Agreement Term or, if later, through the date Executive ceases to be employed by TCP, or, (B) to Executive’s knowledge, planned to conduct business during the Agreement Term or, if later, through the date Executive ceases to be employed by TCP, in each instance in any geographic area where TCP or any of TCP’s affiliates or subsidiaries conducted or, to Executive’s knowledge, planned to conduct business as evidenced by a written plan (such geographic area, the “Territory”). Notwithstanding the foregoing, the ownership of not more than one percent (1%) of the stock of any publicly traded corporation will not be deemed a violation of this covenant;

(ii) Solicit or otherwise transact any business in any manner pertaining to suppliers (except professional tax and accounting firms and other business consulting firms which may be vendors of TCP) or customers of TCP or any of its subsidiaries or affiliates, or take any action that causes or is reasonably likely to cause such suppliers or customers not to transact business in any manner with TCP or any of its subsidiaries or affiliates, which, in any manner, would have, or is reasonably likely to have, an adverse effect upon TCP or any of its subsidiaries or affiliates; and

(iii) Induce any employee of TCP or any of its subsidiaries or affiliates to terminate his or her employment with TCP or any of its subsidiaries or affiliates, or hire or assist in the hiring of any such employee by any person or entity not affiliated with TCP; provided, that this Section 5(a)(iii) will not prohibit the hiring of any such employee who has not been employed by TCP or any of its subsidiaries or affiliates during the one-year period prior to such hiring; and provided, further, that this Section 5(a)(iii) will not apply to any general advertising or general solicitation that is not reasonably targeted at or likely to target such employees.

For purposes of this Agreement, “affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control, with TCP.

(b) Non-Disparagement. During the Agreement Term and for a period of five (5) years thereafter, TCP International and TCP (on the one hand) and Executive (on the other hand) will not, directly or indirectly (including through their affiliates), make any public or private statement (whether orally or in writing) that disparages, denigrates or maligns the other, or their respective businesses, activities, operations, affairs, reputations, subsidiaries, affiliates, or prospects.

6. Confidentiality.

Executive acknowledges that it is the policy of TCP and its subsidiaries or affiliates to maintain as secret and confidential all valuable and unique information herebefore or hereafter acquired, developed or used by TCP and its subsidiaries relating to the business, operations, employees and customers of TCP and its subsidiaries or affiliates, which information gives TCP and its subsidiaries or affiliates a competitive advantage in the industry, and which information includes, but is not limited to, technical knowledge, know-how or trade secrets and information concerning the operations, sales, personnel, suppliers, customers, costs, profits, markets, pricing policies, and other confidential materials, as well as any of the foregoing that is owned by third parties and that TCP or its subsidiaries or affiliates have a duty to hold confidential (the “Confidential Information”).

(a) Non-Disclosure; Non-Use. Executive recognizes that the services to be performed by Executive are special and unique, and that by reason of Executive’s duties, Executive has acquired or learned (or will acquire or learn) Confidential Information. Executive recognizes that all such Confidential Information is the sole and exclusive property of TCP and its subsidiaries or affiliates. As part of consideration of the compensation and benefits to be paid to Executive under this Agreement, Executive agrees not to disclose the Confidential Information to anyone outside TCP and its subsidiaries or affiliates, and not to use the Confidential Information other than for the performance of Executive’s duties hereunder, either during or after the employment by TCP, except as authorized by TCP in connection with performance of the duties set forth in this Agreement, or other duties assigned by TCP or TCP International from time to time.

(b) Return of Confidential Information. Executive agrees to deliver promptly upon request following termination of employment with TCP, or at any other time requested by TCP, all memos, notes, records, reports, manuals, drawings, and any other documents containing any Confidential Information, including all copies of such materials which Executive may then possess or have under Executive’s control.

(c) Ownership of Trade Secrets; Assignment of Rights. Executive agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by Executive or by TCP, TCP International and their subsidiaries (the “Work Product”) are the property of TCP, TCP International and their subsidiaries and shall not be used by Executive in any way adverse to the interests of TCP and its subsidiaries or affiliates. Executive assigns to TCP and its subsidiaries any rights that Executive may have in any such Work Product. Executive shall not deliver, reproduce or in any way allow Work Product to be delivered or used by any third party without specific direction or consent of the Board. Executive assigns to TCP and its subsidiaries or affiliates any rights that Executive may have in any such trade secret or proprietary information. Likewise, Executive shall not disclose to TCP and its subsidiaries or affiliates, use in TCP and its subsidiaries’ or affiliates’ business, or cause TCP and its subsidiaries or affiliates to use, any information or material that, to Executive’s actual knowledge, is a trade secret of others.

7. Termination.

Notwithstanding any other term or provision contained in this Agreement, this Agreement and the employment hereunder may be terminated during the Agreement Term under the following circumstances:

(a) Death. Upon Executive’s death, this Agreement shall automatically terminate.

(b) Disability. Upon Executive becoming “Permanently Disabled”, which, for purposes of this Agreement, shall mean Executive’s incapacity due to physical or mental illness or cause or other disability, which results in the Executive being substantially unable to perform the essential functions of Executive’s duties after reasonable accommodations made by TCP, as reasonably determined by the Board, for either (i) a period of ninety (90) consecutive days, or (ii) a period of one hundred (100) calendar days out of any period of three hundred and sixty (360) consecutive calendar days during the Agreement Term, then TCP shall have the right to terminate this Agreement upon thirty (30) days’ written notice to Executive.

(c) Termination by TCP for Cause. Upon a written notice to Executive from TCP, TCP may terminate this Agreement for Cause. For purpose of this Agreement, “Cause” shall mean termination by action of the Board because of:

(i) Executive’s substantial or repeated failure to perform without good reason, as reasonably determined in good faith by the Board (other than as a result of Executive becoming Permanently Disabled or Executive’s death), the duties set forth in this Agreement or such duties as reasonably directed by the Board (or its applicable successor) that are consistent with the scope and nature of Executive’s duties and responsibilities;

(ii) Executive’s gross negligence, self dealing (without prior consent of TCP) or willful misconduct of Executive, including without limitation, misappropriation of funds or property of TCP, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of TCP or any willful act or gross negligence having the effect of materially injuring the reputation, business or business relationships of TCP or any of its subsidiaries, parent corporations or affiliates;

(iii) Executive’s material violation of any statutory or common law duty of loyalty to TCP or any of its subsidiaries, parent corporations or affiliates;

(iv) Executive’s conviction of, or a plea of nolo contendere or of guilty to, a felony or a crime of moral turpitude, fraud, embezzlement or theft; or

(v) Executive’s material breach of any covenants under this Agreement or other material policy of TCP or TCP International (or its applicable successor).

As to clauses (i), (iii) and (v), “Cause” will exist only if such breach or default is not cured in all material respects within thirty (30) days after written notice thereof has been given to Executive by TCP; provided, that circumstances did not then exist or subsequently arise that would permit TCP to terminate Executive for “Cause” pursuant to clause (ii), (iii) or (iv); and provided, further, that no opportunity to cure shall be provided if such breach or default is not curable or if the same or substantially similar breach or default has previously occurred during the Agreement Term as to which breach or default Executive has been given an opportunity to cure.

(d) Termination by TCP without Cause. Upon thirty (30) days’ prior written notice to Executive, TCP may terminate this Agreement without any Cause.

(e) Termination by Executive with Good Reason. Executive shall also have the right to terminate his employment under this Agreement upon thirty (30) days’ prior written notice to TCP, within ninety (90) days after occurrence of the following “Good Reason” (except that if TCP has provided notice of termination for “Cause” or under Section 7(b) above, Executive may not terminate this Agreement for “Good Reason”):

(i) Material diminution in the nature of Executive’s title, duties, authorities and responsibilities set forth in this Agreement by TCP or TCP International (or an applicable successor) unless Executive expressly consents in writing, or if there is the relocation of Executive’s principal place of employment by more than fifty (50) miles from Aurora, Ohio;

(ii) Reduction in amount of Executive's Base Salary or material reduction in the nature or amount of Executive’s other compensation as established under this Agreement unless Executive expressly consents (this Section 7(e)(ii) does not apply to any reduction by TCP with respect to a general pro rata readjustment (not to exceed 10%) of all executive officers’ compensation level for reasonable business purposes);

(iii) Changing Executive’s reporting duties to any party other than the Board without prior written consent by Executive; or

(iv) A material breach by TCP or TCP International (or an applicable successor) of any material sections of this Agreement.

As to clause (i) through (iv), “Good Reason” will exist only if such diminution, reduction, change or breach is not cured in all material respects within thirty (30) days after written notice thereof has been given to TCP by Executive and Executive terminates employment within ninety (90) days of the end of such cure period; provided, that no opportunity to cure shall be provided if such diminution, reduction, change or breach is not curable.

(f) Termination by Executive without Good Reason. Executive may terminate this Agreement and resign from Executive’s employment hereunder without any Good Reason upon not less than sixty (60) days’ prior written notice to TCP.

(g) Resignation. Regardless of the reason for termination of this Agreement, Executive will resign, as of the effective date of such termination, from all offices and directorships held by him with TCP and TCP International, their subsidiaries, and their affiliates.

8. Certain Other Benefits.

(a) Accrued Benefits. Upon termination of this Agreement regardless of any reason, including Cause, Executive will receive, to the extent permitted by applicable law, any (i) Base Salary earned, but unpaid, (ii) payment for earned but unused vacation time, (iii) Annual Bonus earned, but unpaid, from a prior calendar year, and (iv) business expenses incurred in accordance with TCP’s reasonable requirements with respect to the reporting and documentation of such expenses, but not yet reimbursed (in the case of each of Sections 8(a)(i) through (iv), only up to the date of termination) (the “Accrued Benefits”) and, except as set forth below or in any applicable benefit or option plan or as otherwise required by law (but subject to applicable law), TCP shall have no further payment obligations hereunder. Subject to applicable law, Executive shall also be entitled to receive the additional benefit described in Sections 8(b) through (c) below.

(b) Termination by TCP without Cause; Termination by Executive with Good Reason. If the Agreement Term and Executive’s employment hereunder is terminated by TCP without Cause pursuant to Section 7(d), or by Executive for Good Reason as defined in Section 7(e) (the date of such an event, a “Termination Event”), Executive shall receive, conditioned on the Executive’s execution, delivery and non-revocation (and the expiration of any period of revocation) of a fully enforceable release substantially in the form attached hereto as Exhibit A (or such other form as reasonably required by TCP) within sixty (60) days of the date of the Termination Event, twelve (12) months of Executive’s Base Salary as compensation for Executive’s non-competition with TCP International during the Covenant Period (which non-competition is reasonably required to protect the interests of TCP International) plus the earned (based on actual achievement) Annual Bonus for the year in which Executive’s employment is terminated, pro-rated for Executive’s period of actual service during such year up to the Termination Event. For purposes of clarification the provisions of this Section 8(b) shall remain enforceable regardless of whether there is a Change in Control as defined in Section 8(d) herein. The Base Salary amount described in this Section 8(b) will, if applicable, be paid to Executive through continued payment of Executive’s Base

Salary in regular installments in accordance with the payroll practices and procedures of TCP for executive-level and management-level employees as in effect from time to time beginning thirty (30) days following delivery of the release noted above, and the pro-rated Annual Bonus amount described in this Section 8(b) will, if applicable, be paid to Executive on the same date that the Annual Bonus would have been paid if Executive’s employment had not so terminated, but in any event not later than March 15 of the calendar year following the year in which Executive’s employment is terminated.

(c) In the event of Executive’s death after a Termination Event, all remaining payments shall be paid in a lump sum to Executive’s estate. However, it is expressly understood that TCP’s payment obligations under Section 8(b) of this Agreement, if applicable, will cease in the event Executive breaches any of his agreements in Section 7 hereof and, in the event of any such breach, Executive shall repay in cash immediately to TCP any amount previously paid to Executive under Section 8(b) of this Agreement.

(d) Change in Control.

(i) If any payments or benefits that Executive would receive in connection with a Change in Control from TCP or otherwise (a “Payment”) would (A) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (B) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (X) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (Y) the largest portion, up to and including the total, of the Payment, whichever amount ((X) or (Y)), after taking into account all applicable federal, state, provincial, foreign and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the following order: (1) reduction of cash payments; (2) cancellation of pro-rated vesting of stock awards other than stock options; (3) cancellation of pro-rated vesting of stock options; and (4) reduction of other benefits paid to Executive. Within any such category of Payments (that is, (1), (2), (3) or (4)), a reduction will occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that pro-rata vesting of stock award compensation is to be reduced, such pro-rata vesting will be cancelled in the reverse order of the date of grant of Executive’s applicable type of stock award (i.e., earliest granted stock awards are cancelled last).

(ii) For purposes of this Agreement, “Change in Control” means:

(A) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding Common Shares (the “Outstanding TCP International Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of TCP International entitled to vote generally in the election of directors (the “Outstanding TCP International Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from TCP International, (x) any acquisition by TCP International, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by TCP International or any affiliate or (z) any acquisition pursuant to a transaction that complies with Sections 8(d)(ii)(C)(1), (C)(2) and (C)(3) below;

(B) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the TCP International shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of TCP International in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving TCP International or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of TCP International, or the acquisition of assets or securities of another entity by TCP International or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding TCP International Common Shares and the Outstanding TCP International Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns TCP International or all or substantially all of TCP International’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding TCP International Common Shares and the Outstanding TCP International Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of TCP International or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D) approval by the TCP International shareholders of a complete liquidation or dissolution of TCP International.

9. Arbitration, Remedies and Survival.

(a) Agreement. Except as otherwise provided in this Agreement, the Parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by confidential, final and binding arbitration conducted in Cleveland, Ohio or such other location agreed by the Parties hereto, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association. In the arbitration, the Parties will be entitled to all remedies that would have been available if the matter were litigated in a court of law. The decisions of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Parties will be entitled to reasonable discovery of essential matters as determined by the arbitrator. The fees and expenses of the arbitration, including but not limited to legal fees and arbitrator’s fees, shall be borne as the arbitrators may determine to be appropriate. A judgment on the arbitration award may be entered in any court of competent subject matter jurisdiction in Cuyahoga County, Ohio.

(b) Remedies. Executive acknowledges that he has been employed for Executive’s unique talents and that Executive’s leaving the employment of TCP would seriously hamper the business of TCP and that TCP will suffer irreparable damage if any provisions of Sections 5 and 6 hereof are not performed strictly in accordance with their terms or are otherwise breached. Executive expressly agrees and understands that the remedy at law for any breach by Executive of Sections 5 and 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly TCP will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this Section 9(b) will be deemed to limit TCP’s remedies at law or in equity for any breach by Executive of any of the provisions of this Agreement that may be pursued or availed of by TCP. In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in Sections 5 and 6 is unenforceable, then a lesser time period or geographical area that is determined by the court to be enforceable shall be enforced. In the event Executive violates any legally enforceable provision of Sections 5 or 6 as to which there is a specific time period during which Executive is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

(c) Survival. Subject to any limits on applicability contained therein, Sections 5, 6, 8 and 9 shall survive any termination of this Agreement or the employment relationship of Executive by TCP.

10. Section 409A.

The Parties intend for this Agreement to comply with or be exempt from Section 409A of the Code. Any term used in this Agreement which is defined in Section 409A of the Code or the Treasury Regulations thereunder shall have the meaning set forth therein unless otherwise specifically defined herein. Any obligations under this Agreement that arise in connection with Executive’s “termination of employment”, “termination” or other similar references shall only be triggered if the termination of employment or termination qualifies as a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations (“Separation from Service”). The Parties agree that this Agreement may be amended, as reasonably requested by either Party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and Treasury Regulations thereunder in order to preserve the payments and benefits provided hereunder without additional cost to either Party. TCP makes no representation or warranty and shall have no liability to Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption or exception from, or the conditions of, Section 409A of the Code. Each payment under this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. If TCP determines that one or more of the payments or benefits under this Agreement are in fact a “deferral of compensation” within the meaning of Section 409A of the Code (“Deferred Compensation”) and if Executive is a “specified employee” (as determined by TCP in accordance with Section 409A of the Code) as of the date of Executive’s Separation from Service, then any payment of any amount constituting Deferred Compensation to which Executive otherwise would be entitled to receive hereunder during the first six months following his Separation from Service will be withheld until the first TCP payroll date that occurs in the seventh month immediately following Executive’s Separation from Service, at which time Executive shall be paid a cash lump-sum payment in an amount equal to the amount of the Deferred Compensation that otherwise would have been paid to Executive pursuant to this Agreement absent the application of this provision. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) any reimbursement shall be for expenses incurred during such period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

11. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement represents the entire understanding and agreement among TCP, TCP International and Executive concerning Executive’s employment relationship with TCP (except with respect to the RSU Awards and any subsequent equity incentives, if any) and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may not be amended or modified except in writing by the Parties.

(b) Notices. Any notices or other communications under this Agreement shall be in writing and shall be delivered personally or sent by certified or registered mail or reputable overnight carrier, postage prepaid, addressed as follows:

If to Executive:

Kaj den Daas
c/o 325 Campus Drive
Aurora, Ohio 44202

with a copy to (which copy will not constitute notice):

Jeff Mattson
Freeborn & Peters LLP
311 South Wacker Drive
Suite 3000
Chicago, Illinois 60606

If to TCP:

Technical Consumer Products, Inc.
325 Campus Drive
Aurora, Ohio 44202
Attn: Chief Financial Officer;

or such other address or to the attention of such other person as the recipient Party shall have specified by prior written notice to the sending Party. Any notice under this Agreement will be deemed to have been given when so delivered.

(d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void in any respect under applicable law or rule in any jurisdiction, such illegality, unenforceability or invalidity will not affect any other provision of this Agreement, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such illegal, unenforceable or invalid provision had never been contained herein.

(e) Withholding. TCP or TCP International may withhold from any amounts payable under this Agreement all federal, state, city or other taxes, social security payments and other items as shall be required to be withheld pursuant to any applicable law or government regulation or ruling. Notwithstanding any other provision of this Agreement, neither TCP nor TCP International shall be obligated to guarantee any particular tax result for Executive with respect to any payment provided to Executive hereunder, and Executive shall be responsible for any taxes imposed on Executive with respect to any such payment.

(f) Waiver. The failure of either Party to insist upon strict adherence or compliance by the other Party with one or more of the covenants and restrictions contained herein, on one or more occasions, shall not be construed as a waiver, nor shall such course of action deprive either Party of the right to require strict compliance therewith.

(g) Governing Law; Consent to Jurisdiction. The interpretation, construction, validity and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the state of Ohio and federal law, without giving effect to the principles of conflict of laws of such state, except as expressly provided herein. The Parties hereby irrevocably consent to the jurisdiction and venue of any state or federal court in Ohio, with respect to any action brought under or relating to any term of this Agreement, and Executive hereby (i) submits to the personal jurisdiction of such courts, (ii) consents to service of process in connection with any action, suit or proceeding against Executive; and (iii) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

(h) Successors; Assignment. This Agreement shall be binding upon and shall inure to the benefit of TCP and its successors and assigns and shall be binding upon and shall inure to the benefit of Executive and his heirs, estate and personal representatives. Executive’s interests hereunder is non-assignable. Executive hereby consents to the assignment by TCP of all of its rights and obligations hereunder to any successor to TCP by merger or consolidation or purchase of all or substantially all of TCP’s assets, provided such transferee or successor assumes the liabilities of TCP hereunder.

(i) Headings and Captions. The headings and captions set forth under each of the sections and subsections of this Agreement are for convenience of reference and shall not be construed or interpreted to define, limit, abridge or assist in the interpretation and/or scope or intent of this Agreement, which in lieu thereof must be read in its entirety. Except where clearly inappropriate hereunder, the term “TCP International” shall include all subsidiaries and affiliates of TCP International Holdings Ltd.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each counterpart being deemed an original, and the counterparts collectively being one and the same instrument.

(k) Prevailing Party’s Litigation Expenses. In the event of litigation between TCP and Executive related to this Agreement, the non-prevailing Party shall reimburse the prevailing Party for any costs and expenses (including, without limitation, attorneys’ fees) reasonably incurred by the prevailing Party in connection therewith.

(l) No Rights Under Company Documentation. In the event a provision of this Agreement conflicts with an employee handbook or manual, employment application, corporation memorandum, or other materials provided to employees in connection with their employment with TCP, the provision contained in this Agreement shall govern.

(m) Unemployment Compensation Benefits. TCP shall not challenge an application for unemployment compensation benefits to Executive, provided that such application is submitted following a Termination Event.

(n) Negotiation Fees. TCP will promptly, after the Agreement Date, reimburse Executive for the attorneys’ fees and expenses reasonably incurred by Executive in the review, negotiation and execution of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

TCP	EXECUTIVE

By: /s/ Brian Catlett	By: /s/ K.R. den Daas
Name: Brian Catlett	Print name: K.R. “Kaj” den Daas
Title: Chief Financial Officer

TCP INTERNATIONAL (only for purposes of Agreement Section 5(b))

By: /s/ Brian Catlett
Name: Brian Catlett
Title: Chief Financial Officer

EXHIBIT A

RELEASE

I, K.R. “Kaj” den Daas, in consideration of and as a precondition to the agreement by Technical Consumer Products, Inc. (“TCP”) to provide certain payments in accordance with the Employment Agreement, dated __________ (the “Employment Agreement”), between myself and TCP, for and on behalf of myself, my agents, attorneys, heirs, executors, administrators, and assigns, do hereby release and forever discharge TCP and all of its direct and indirect parents, affiliates, subsidiaries, divisions, successors, and assigns, past and present, and each of them, as well as each of their respective past and present predecessors, successors, assigns, agents, directors, officers, partners, shareholders, employees, administrators, trustees, managers, representatives, insurers, attorneys and counsel, heirs, members and joint venturers (including without limitation any and all current or former management and supervisory employees), and each of them, and all persons acting in concert with them (the “Released Parties”), from any and all claims and liability of any nature whatsoever which are based upon acts or events that occurred on or before the date on which this Release becomes enforceable, including, without limitation: (1) any and all claims arising under any federal, state, or local employment laws or anti-discrimination statutes, which include, but are not limited to, Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1866, as amended, the Civil Rights Act of 1991, the Equal Pay Act, as amended, the Family and Medical Leave Act, the Age Discrimination In Employment Act, as amended, the Older Workers’ Benefit Protection Act, and the Americans With Disabilities Act; (2) any claim that TCP breached any contract or promise, express or implied, or any term or condition of my employment with TCP; (3) any claim for promissory estoppel arising out of my employment with TCP; (4) any claims for breach of any common law and/or constitutional claim arising under state and/or federal law; (5) any other claim, including, but not limited to, those claims arising out of my employment with TCP or the termination of my employment with TCP; (6) any claims for attorneys’ fees; (7) any claim to benefits under any plan, or under the federal Employee Retirement Income Security Act of 1974, as amended (except for vested benefits, if any); (8) any claim for damages resulting from injuries, harassment, anguish, pain and suffering and emotional distress; and (9) any other claims I may have against the Released Parties. The phrase “any and all claims” and “any claim” will be interpreted liberally to preclude any further disputes, litigation, or controversies between me and any of the Released Parties based upon events that occurred on or before the effective date of this Release. The phrase does not cover such disputes based upon (1) events occurring after the effective date of this Release or (2) obligations of TCP that survive termination of the Employment Agreement or obligations under the Employment Agreement.

While I acknowledge and understand that by this Release I give up any and all past and present rights to recover personal relief or money damages arising out of my employment and termination, I understand that this Release does not preclude me from filing any charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”) or other governmental agency or from participating in any investigation, hearing, or proceeding of the EEOC, the NLRB or other governmental agency, if I choose to do so. I understand I am not waiving any rights or claims that may arise out of acts or events that occur after the date on which I sign this Release or any rights or claims that cannot be waived by operation of law.

I have been given at least 21 days to consider whether or not to sign this Release and have been advised in writing to consult with an attorney prior to signing it. I understand that I may revoke this Release at any time on or before the date which is seven calendar days after the date of my signature on this Release and that, unless previously revoked, the Release will be enforceable upon the expiration of the seven-day revocation period. I acknowledge that I am not entitled to receive the payment referenced above absent execution of this Release, and that this payment is valuable consideration in exchange for my waiver of rights and claims in this Release.

I have read this Release, understand all of its terms, and hereby execute it voluntarily and with full knowledge of its significance.

______________________________
Name: K.R. “Kaj” den Daas
Date: __________